EXHIBIT 99.2

ROWAN COMPANIES, INC.
LAND RIG FLEET AND CONTRACT STATUS
As of June 20, 2005

ONSHORE RIGS (a)
				Maximum		Contract Status
		Horsepower		Drilling			Estimated
Name	Type	Drawworks	Mud Pumps	Depth (feet)	Location	Customer	Duration (c)

Rig 7 (d)	Mechanical	2,000	2,600	18,000	Texas	not marketed
Rig 9	Diesel electric	3,000	3,200	25,000	Louisiana	Anadarko	December 2006
Rig 12	Diesel electric	2,000	2,600	18,000	Louisiana	Range	August 2005
						Cimarex	September 2005
Rig 14 (b)	AC electric	3,000	3,200	35,000	Texas	Newfield	June 2005
Rig 15 (b)	AC electric	3,000	3,200	35,000	Texas	Marathon	October 2005
Rig 18 (b)	SCR diesel electric	2,100	4,400	35,000	Texas	Anadarko	December 2006
Rig 26 (b)	SCR diesel electric	2,000	4,800	25,000	Louisiana	Noble Energy	July 2005
Rig 29	Mechanical	1,500	2,600	18,000	Louisiana	Anadarko	July 2005
Rig 30 (b)(d)	Mechanical	2,000	2,600	25,000	Texas	not marketed
Rig 31 (b)	SCR diesel electric	3,000	4,400	35,000	Louisiana	Noble Energy	October 2005
Rig 33	SCR diesel electric	1,500	3,200	18,000	Texas	Hunt	July 2005
Rig 34 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Anadarko	December 2006
Rig 35	SCR diesel electric	1,500	4,400	18,000	Louisiana	Anadarko	December 2006
Rig 41 (b)	SCR diesel electric	2,000	3,200	25,000	Texas	Newfield	July 2005
Rig 51 (b)	SCR diesel electric	2,000	4,400	25,000	Louisiana	Chesapeake	July 2005
Rig 52 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Magnum Hunter	June 2005
					Texas	Aspen	August 2005
Rig 53 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Marathon	September 2005
Rig 54 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	July 2005

(a) Most of the rigs were constructed at various dates between 1960 and 1982, utilizing new as well as used equipment, and have since been substantially rebuilt. Construction of Rigs 51, 52 and 53 was completed during 2001 and Rig 54 in 2002.
(b) Unit equipped with a top-drive drilling system
(c) Indicates estimated completion date of work to be performed
(d) Rigs 7 and 30 are not being actively marketed. Rowan's investment in and ongoing costs associated with these rigs are not significant.

Note - Current contracted day rates range from $16,000 to $20,000.

Disclaimer:
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT
INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE,
AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.